Westwood Holdings Group, Inc. Names Hale Hoak and Katherine Murray to Board of Directors

DALLAS (March 6, 2025) – Westwood Holdings Group (NYSE: WHG), a boutique asset management, trust and wealth services firm, announced today the appointments of J. Hale Hoak (Hale), who is based in Dallas and Katherine Murray, who is based in Houston, to its Board of Directors. Hoak and Murray’s extensive expertise in finance, investment management and corporate governance will further strengthen the Board as Westwood continues its commitment to delivering exceptional value to clients and stockholders. The addition of these Texas-based board members should strengthen our team’s core values, incorporating diverse perspectives that are rooted in local knowledge and expertise. This aligns with our commitment to inclusivity, community engagement and fostering connections that drive our mission forward.
“We are delighted to welcome Hale and Katherine to our Board,” said Brian O. Casey, Chief Executive Officer of Westwood Holdings Group and Westwood Wealth Management. “Katherine’s deep financial expertise, particularly in the energy sector and public accounting, combined with Hale’s extensive investment experience and strategic insight, make them invaluable additions to our leadership team. Their diverse perspectives and industry knowledge will help guide Westwood’s continued growth.”
Katherine Murray commented, “I am honored to join Westwood’s Board of Directors and look forward to contributing my financial and energy industry expertise to support the firm’s mission. Westwood’s client-first approach and commitment to investment excellence and its evident commitment to serving clients resonate deeply with my professional values, and I am excited to help drive its continued success.”
Hale Hoak added, “It’s a privilege to join Westwood’s Board and be part of a firm that has a strong reputation for disciplined investing and client dedication. I look forward to leveraging my experience in investment management to support Westwood’s long-term strategic initiatives.”
About Hale Hoak
Hale Hoak has over 25 years of experience as an investor in both private and publicly traded companies. Since 2004, Mr. Hoak has served as President of Hoak & Co., a Dallas-based investment holding company, where he oversees all asset allocation and investment decisions. Previously, he was a founding partner of Inwood Capital Partners, L.P., a long/short equity hedge fund, and vice president of Hoak Capital Corporation, where he focused on private equity investments. Mr. Hoak currently serves on the boards of Nova Compression, LLC; Ruan, Inc.; and BTC Financial Corporation. His past board experience includes Ambassadors International, Inc., Broadcast Electronics, Inc. and various philanthropic organizations. He earned a BS in business from Miami University of Ohio.
About Katherine Murray
Katherine Murray has over 33 years of experience as a senior finance executive in the energy sector and public accounting. She currently serves on the audit and compensation committees as well as on the board of directors of Core Laboratories, Inc., a public company providing reservoir description and production enhancement services/products with operations in over 50 countries.
Since 2018, Ms. Murray has been an independent financial consultant/interim CFO, advising clients on finance strategies, cost optimization and capital raises. She has also held leadership roles at McDermott International, Inc. and El Paso Corporation, gaining extensive experience in financial reporting, tax and strategic planning. Ms. Murray began her career with Arthur Andersen and holds a BBA from the University of St. Thomas. She is a certified public accountant. Her financial expertise and extensive experience in senior finance roles in large global energy companies, as well as her public accounting background, enable her to provide valuable insights in her board positions.
ABOUT WESTWOOD HOLDINGS GROUP, INC.
Westwood Holdings Group, Inc. (NYSE: WHG) is a boutique asset management firm that offers a diverse array of actively managed and outcome-oriented investment strategies, along with white-glove trust and wealth services, to institutional, intermediary and private wealth clients. For over 40 years, Westwood’s client-first approach has fostered strong, long-term client relationships due to our unwavering commitment to delivering bespoke investment strategies with a vehicle-optimized approach, exceptional counsel and unparalleled client service. Our flexible and agile approach to investing allows us to adapt to constantly changing markets, while continually seeking innovative strategies that meet our investors’ short- and long-term needs.
Our team at Westwood comes from varied backgrounds and life experiences, which reflects our origins as a woman-founded firm. We are committed to incorporating diverse insights and knowledge into all aspects of our services and solutions. Our culture and approach to our business reflect our core values — integrity, reliability, responsiveness, adaptability, flexibility and collaboration — and underpin our constant pursuit of excellence. For more information on Westwood, please visit westwoodgroup.com.
Media Contact:
Tyler Bradford Hewes Communications 212.207.9454 tyler@hewescomm.com